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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under "Item 6. Legal Opinion and Experts" and to the use of our report dated May 6, 1997, in the Registration Statement (Form S-20) and related Prospectus of OMLX, the London Securities and Derivatives Exchange Limited for the registration of 1,000,000 contracts of its Put and Call Options.









Ernst & Young
Chartered Accountants
London, England
August 18, 1997